               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No. 1)
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                   UNITED NATIONAL BANCORP
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:

     ............................................................

     (2) Aggregate number of securities to which transaction applies:

     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     .......................................................

     (4) Proposed maximum aggregate value of transaction:

     .......................................................

     (5)  Total fee paid:

     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          .......................................................

          (2) Form, Schedule or Registration Statement No.:

          .......................................................

          (3) Filing Party:

          .......................................................

          (4) Date Filed:

          .......................................................

                          [UNITED NATIONAL BANCORP LOGO]

                    1130 Route 22 East, Post Office Box 6000
                         Bridgewater, New Jersey 08807
                        -------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 2003
                        -------------------------------



    United National Bancorp, a New Jersey corporation, will hold its Annual Meeting of Shareholders at the Raritan Valley Community College, Grand Conference Room, Route 28 & Lamington Road, North Branch, New Jersey on May 20, 2003, at 10:00 a.m. local time for the following purposes:



    1. To elect six persons to serve as directors for the terms specified in the proxy statement.

    2. To ratify the appointment of KPMG LLP as United's independent auditors for the year ending December 31, 2003.

    3. To transact such other business as may properly come before the annual meeting.



    We have fixed the close of business on April 9, 2003 as the record date for determining the shareholders entitled to vote at the annual meeting and any adjournments or postponements of the meeting. Only holders of record of common stock at the close of business on that date are entitled to notice of and to vote at the meeting. A list of those shareholders will be available at the meeting.



    A copy of our Annual Report on Form 10-K (without exhibits) may be obtained by writing Ralph L. Straw, Jr., Vice President, General Counsel & Secretary, United National Bancorp, 1130 Route 22 East, P.O. Box 6000, Bridgewater, New Jersey 08807-0010, or by calling 908-429-2409.


                                          By Order of the Board of Directors
                                          Ralph L. Straw, Jr.
                                          Ralph L. Straw, Jr.
                                          Vice President, General Counsel &
                                          Secretary


Bridgewater, New Jersey
April 16, 2003


    SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION. IF YOU ATTEND THE MEETING, YOU MAY SUPERSEDE YOUR EXECUTED PROXY BY VOTING IN PERSON.

                               THE ANNUAL MEETING

DATE, TIME AND PLACE

    This document solicits, on behalf of the Board of Directors of United National Bancorp, proxies to be voted at the annual meeting and at any adjournments or postponements thereof. The meeting is scheduled to be held:


    Tuesday, May 20, 2003
    10:00 A.M.
    Raritan Valley Community College
    Grand Conference Room
    Route 28 & Lamington Road
    North Branch, New Jersey



    This proxy statement is first being mailed on or about April 16, 2003.


PURPOSE

    At the meeting, shareholders will consider and vote on:


          election of six directors to the United Board;
          ratification of the appointment of KPMG LLP as United's independent auditors for the year ending December 31, 2003;
          and
          any other matters that may properly be brought before the meeting.


BOARD RECOMMENDATION


PROPOSAL 1: SELECTION OF DIRECTORS.



    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ELECTION OF MANAGEMENT'S NOMINEES TO THE UNITED BOARD.



PROPOSAL 2: RATIFICATION OF KPMG LLP AS UNITED'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2003.



    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2003.


RECORD DATE; REQUIRED VOTE


    The Board has fixed the close of business on April 9, 2003 as the record date for the annual meeting. Only holders of record of common stock at that time will be entitled to receive notice of, and to vote at, the meeting. On the record date, there were 19,048,323 shares of United common stock outstanding and entitled to vote at the meeting. Each of those shares will be entitled to one vote on each matter properly submitted to the meeting. Directors will be elected by a plurality of the votes cast.


    WE URGE YOU TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE WHITE PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED.

VOTING RIGHTS; PROXIES


    If you properly complete the WHITE proxy card and send it to United in a timely manner, your proxy will be voted in accordance with the instructions you indicate on the WHITE proxy card, unless you revoke your proxy prior to the vote. IF YOU SEND UNITED A WHITE PROXY CARD THAT DOES NOT INSTRUCT THE PROXYHOLDERS HOW TO VOTE, YOUR SHARES WILL BE VOTED FOR ELECTION OF MANAGEMENT'S NOMINEES AND FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS UNITED'S INDEPENDENT AUDITORS.

    The 'United National Bancorp Committee to Preserve Shareholder Value' has announced its intention to conduct a proxy solicitation to elect its nominee, Harold A. Schechter to the Board. The Committee has stated its intention to vote for Mr. Schechter and for all management nominees for director except Ronald E. West. The Committee is using a green proxy card. The Board urges shareholders not to vote for the Committee's nominee and not to return any green proxy cards sent to shareholders by the Committee. Please refer to 'Proxy Contest' on page 5 for additional information.



    The Board is not aware of any matters that will come before the meeting other than the vote on the election of six directors, and the vote to ratify KPMG LLP as United's independent auditors. If any other procedural matters come before the United meeting, the persons named on the enclosed WHITE proxy card will have the discretion to vote on those matters using their best judgment.



    You may revoke any proxy that you give at any time before it is used to cast your vote. Simply attending the meeting will not automatically revoke your proxy. To revoke a proxy, you must either file a written notice of revocation with United's Corporate Secretary, or deliver a properly executed proxy with a later date to United's Corporate Secretary. United's Corporate Secretary will be in attendance at the meeting and, prior thereto, can be reached at the following address:



    Ralph L. Straw, Jr.
    Corporate Secretary
    United National Bancorp
    1130 Route 22 East
    P.O. Office Box 6000
    Bridgewater, New Jersey 08807-0010



    United intends to conduct its annual meeting in accordance with the rules and procedures it has used in the past with respect to annual meetings. Election inspectors appointed for the meeting will tabulate the votes cast by proxy or in person at the meeting. The election inspectors will determine whether or not a quorum is present. The election inspectors will treat abstentions and 'broker non-votes' as shares that are present and entitled to vote for purposes of determining a quorum where (1) proxies are marked as abstentions, (2) shareholders appear in person but abstain from voting, or (3) a broker indicates on a proxy that it does not have discretionary authority regarding certain shares.


SOLICITATION OF PROXIES




    Proxies in favor of the Board's nominees for director may be solicited by mail, advertisement, telephone, e-mail, facsimile transmission or other electronic media, or in person. Solicitations may be made by directors, officers and other employees of United, none of whom will receive any extra compensation for soliciting proxies. Exhibit A to this proxy statement sets forth information relating to United's directors and officers who may be considered 'participants' in our solicitation under SEC rules by reason of their position as directors or director nominees or because they may solicit proxies on our behalf.



    United has retained Georgeson Communications Inc., a proxy solicitation firm, to provide solicitation and advisory services in connection with the proxy solicitation. Georgeson will receive a fee of $35,000 for its services and an additional fee of $15,000 if we are successful in opposing the election of Mr. Schechter. United will reimburse Georgeson for its reasonable out-of-pocket expenses and will also reimburse (directly or through Georgeson) banks, nominees, fiduciaries, brokers and other custodians for their expenses in forwarding soliciting material. United has also agreed to indemnify Georgeson against certain liabilities in connection with the solicitation. Georgeson will distribute proxy materials to beneficial owners and solicit proxies by mail, advertisement, telephone, e-mail, facsimile transmission or other electronic media, or in person. Georgeson anticipates that it will use approximately 50 persons in its solicitation efforts.



    Costs incidental to the solicitations of proxies in favor of the Board's nominees will be borne by United. Total expenditures for these solicitations (including the standard and success fees payable to Georgeson; the fees of attorneys, accountants, solicitors and public relations or financial advisors; and printing, postage, advertising and other costs incidental to the solicitation) are estimated to be approximately $300,000. Such costs do not include the amount normally spent by United for the solicitation of proxies at an annual meeting where the election of directors is uncontested. Total cash expenditures to date have been approximately $89,000.

QUORUM

    At least a majority of the common stock issued and outstanding and entitled to be voted at the meeting must be present in person or by proxy to constitute a quorum.

                             ELECTION OF DIRECTORS

    United's Board of Directors is divided into three classes of approximately equal size. Directors are generally elected for three-year terms on a staggered-term basis, so that the term of office of one class will expire each year and the terms of office of the other classes will extend for additional periods of one and two years, respectively.

    In connection with our acquisition of Vista Bancorp, we added three directors to the Board during 2002 -- Harold Curry, Barbara Harding and J. Marshall Wolff. In accordance with the Vista merger agreement, Mr. Curry's service as a director will end with this year's annual meeting. Also retiring as a United director this year is Antonia S. Marotta, who has served on our Board since 1994. We thank both for their service and wish them well.

    Shareholders will elect six directors at the meeting. In order to maintain nearly equal numbers of directors in each of our three classes, the Board has nominated five persons to serve as directors for three-year terms expiring in 2006 and one person, Mrs. Harding, to serve a one-year term expiring in 2004. Table I identifies the six persons nominated by the Board for election as directors. Table II identifies the individuals whose terms of office extend beyond the meeting.

    Unless a shareholder either indicates 'withhold authority' on the white proxy card, or indicates on the white proxy card that his or her shares should not be voted for certain nominees, it is intended that the white proxy card be voted for all of the persons named in Table I to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified.


    Table I and Table II set forth the names and ages of the nominees for election as director, the directors whose terms extend beyond 2003, the period during which each person has served on the Board of Directors of United, the expiration of their respective terms, the principal occupations and employment of each of them during the past five years, and any United management positions presently held by the person.


                                    TABLE I
                       NOMINEES FOR ELECTION AS DIRECTORS


                                         DIRECTOR                           PRINCIPAL OCCUPATION OR
              NAME                 AGE    SINCE     EXPIRATION          EMPLOYMENT FOR PAST FIVE YEARS
              ----                 ---    -----     ----------          ------------------------------
William T. Kelleher, Jr. ........  51      1999(1)     2006     Partner, Kelleher & Moore, Attorneys At Law,
                                                                Somerville, New Jersey.
Charles N. Pond, Jr. ............  51      1996        2006     Retired; formerly owner, operator, The Oil
                                                                Peddler, Inc. and General Manager, Hall Oil
                                                                Company, Inc.
Arlyn D. Rus.....................  62      1999(1)     2006     Vice Chairman of the Board, formerly Chairman,
                                                                President & CEO of Raritan Bancorp, Inc.
Ronald E. West...................  53      1994        2006     General Manager, Prime Thermaco Corp., [a
                                                                heating company]; formerly, information systems
                                                                consultant, formerly Vice President Operations,
                                                                BCI, Inc., a sales and marketing company.
J. Marshall Wolff................  56      2002(2)     2006     President, Kressler, Wolff & Miller, Insurance
                                                                Agency.
Barbara Harding..................  56      2002(2)     2004     Retired; formerly President and CEO of Vista
                                                                Bancorp and Chairman, President and CEO of
                                                                Vista Bank, N.A.


                                                        (footnotes on next page)

(footnotes from previous page)


(1)  Does not include prior service as a director of Raritan
     Bancorp, Inc. and the Raritan Savings Bank. Raritan was merged into United on March 31, 1999 and Messrs. Kelleher and Rus were appointed to United's Board in connection with the Raritan merger. Mr. Kelleher and Mr. Rus had served as Raritan directors since 1980 and 1971, respectively.
(2)  Does not include prior service as a director of Vista
     Bancorp Inc. and Vista Bank, N.A. Vista was merged into
     United on August 21, 2002 and Mrs. Harding and Mr. Wolff were appointed to United's Board in connection with the Vista merger. Mrs. Harding and Mr. Wolff had served as Vista directors since 1988, and 1998, respectively.


                                    TABLE II
             DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING


                                         DIRECTOR                           PRINCIPAL OCCUPATION OR
              NAME                 AGE    SINCE     EXPIRATION          EMPLOYMENT FOR PAST FIVE YEARS
              ----                 ---    -----     ----------          ------------------------------
George W. Blank..................  63      1994        2004     President and Chief Executive Officer, The
                                                                MedTech Group, Inc.
C. Douglas Cherry................  66      1993        2005     President and CEO, Cherry Weber & Associates,
                                                                P.C., consulting engineers.
Thomas C. Gregor.................  57      1992        2005     Chairman of the Board, President and Chief
                                                                Executive Officer of United and Chairman of the
                                                                Board and CEO of UnitedTrust.
John R. Kopicki..................  59      1993        2004     Senior Vice President -- Clinical Services,
                                                                Solaris Health Systems, formerly Executive Vice
                                                                President of Muhlenberg Regional Medical
                                                                Center.
John W. McGowan III..............  51      1996        2004     Attorney and Director; Herold and Haines, PA, a
                                                                law firm.
Patricia A. McKiernan............  64      1996        2005     Executive Vice President, Hunterdon Medical
                                                                Center Foundation, a charitable foundation.
Paul K. Ross.....................  53      1998        2004     Principal, Ross, Rosenthal & Co., L.L.P.,
                                                                Managing Partner, Ross Holding & Management Co.
David R. Walker..................  67      1994        2005     Retired, formerly consultant and previously
                                                                Vice Chairman, Bollinger, Inc., an insurance
                                                                agency.
George J. Wickard................  71      1993        2005     Retired; formerly Vice President and General
                                                                Manager, United Telephone of New Jersey.


               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    United's Board of Directors had ten regular meetings in 2002.

    United's Board is mindful of its corporate governance obligations and has made appropriate changes to meet all current requirements under the Sarbanes-Oxley Act and the rules applicable to companies traded on the Nasdaq Stock Market. Among other things we have taken steps to ensure that all directors serving on our committees handling audit, nomination and compensation functions are 'independent' under the relevant current definitions.

    United has a standing Audit Committee, and a standing Nomination/Compensation Committee. United compensation matters are addressed by the four-member Nomination/Compensation Committee and by the same four directors in their capacity as the Committee for the Administration of the Equity Plan. For ease of reference, in this proxy statement we refer to these committees by the function in which they serve -- Audit, Nomination or Compensation, as the case may be.

    AUDIT. Our Audit Committee supervises internal audits of United and UnitedTrust, reviews reports of internal and external auditors engaged by United and UnitedTrust, and makes recommendations for changes in relevant systems and policies. The Audit Committee directly approves the compensation, appointment and oversight of the work of the Company's independent outside auditors. The independent audit firm reports directly to the Audit Committee. The members of the committee, which met five times during 2002, are Mr. Wickard (Chairman) and Messrs. Cherry and Pond, and Mrs. McKiernan. Each of the members of the Audit Committee is independent as such term is defined by the rules of the Nasdaq National Market.

    NOMINATION. This Committee makes recommendations with respect to nominees for election to the Board of Directors at the Annual Meeting of Shareholders and nominees to fill vacancies in the Board membership between meetings. The Committee has not established specific procedures for receiving recommendations from shareholders for nominees for election to the Board of Directors, but will consider any such recommendations brought to the attention of the committee. Members of the committee, which met twice during 2002, are Messrs. Blank (Chairman), Kopicki, Ross and West.

    COMPENSATION. This Committee sets guidelines for and makes recommendations to the full Board with respect to officer compensation and has full power and discretion to interpret and administer United's Long Term Stock Based Incentive Plan. The Committee establishes selection guidelines and selects eligible persons for participation in the Plan. Members of the Committee, which met six times during 2002, are Messrs. Blank (Chairman), Kopicki, Ross and West.

    All Directors attended no fewer than 75% of the total number of meetings held by the United Board and all committees of the Board on which they served (during the period they served) in 2002, except Mrs. Harding, who missed one of the three board meetings held during 2002 after the August closing of the Vista merger, for a 67% attendance record.

                            DIRECTORS' COMPENSATION

    The Directors of United receive a retainer of $5,000 per year. In addition, the United Directors receive $500 for each Board and $450 for each committee meeting attended. Mr. Blank received an additional $3,000 as Chairman of the Compensation Committee, and Mr. Wickard received an additional $4,000 as Chairman of the Audit Committee.


    United maintains a 2001 Non-Employee Director Long Term Equity Plan which provides for the issuance of United stock pursuant to awards made by a committee consisting of non-employee directors, as defined by Rule 16b-3 under the Securities Exchange Act. In 2002, each director was awarded 2000 shares under the plan with respect to United's performance in 2001. Because United failed to meet its performance goals in 2002, no shares were awarded under the plan with respect to 2002.


    In 2001, United established a deferred compensation plan for non-employee directors. A participating director may defer up to 100% of his/her monthly board fees and/or retainer into the deferred compensation plan. Amounts deferred earn interest at a rate determined annually in accordance with the following: the interest rate will be equal to the greater of (i) 8% or (ii) the annual rate of return on equity for UnitedTrust for the immediately preceding year minus 5%, provided, however, that (ii) shall only be applicable if UnitedTrust's equity-to-asset ratio for the year is 8% or greater. At retirement, the benefit under the plan is payable in the form of a monthly annuity for 10 years. In the event of the director's disability prior to attainment of his or her benefit eligibility date, the director may request that the Board permit him or her to receive an immediate disability benefit equal to the annuitized value of the director's deferral account and payable monthly over a 10-year period. In the event of a director's death prior to attainment of his benefit eligibility date, the director's beneficiary is entitled to a monthly survivor benefit payable for a 10 year period. The deferred compensation plan also provides a $10,000 death benefit payable to the director's beneficiary. Presently, eight non-employee directors of United are participating in the deferred compensation plan.


                               THE PROXY CONTEST



LAWRENCE SEIDMAN, THE CEASE AND DESIST ORDER, AND THE VISTA BYLAW



    Prior to United's acquisition of Vista Bancorp in August 2002, Lawrence Seidman conducted and lost a proxy contest in which he was promoting a slate of his nominees to become directors of Vista. Mr. Seidman himself was not then eligible to be a Vista director because a Vista bylaw disqualified certain persons from serving as a director, including any person against whom a bank regulatory agency had, within the past ten years, issued a cease and desist order for conduct involving dishonesty. Mr. Seidman was the subject of a 'cease and desist order' issued in November 1995 by the acting Director of the Office of Thrift Supervision, commonly known as the OTS, for conduct which the OTS found dishonest. The cease and desist order did not ban Mr. Seidman from serving as a director of a thrift or any other entity and, in any event, the OTS does not regulate either United or its subsidiary UnitedTrust Bank.



    The OTS order resulted from what the Chancery Division of the Superior Court of the State of New Jersey in 2001 described as 'flagrant and serious violations of banking regulations' committed by Mr. Seidman in 1991 when he was the Chairman of Crestmont Savings and Loan Association of Edison, New Jersey. A civil money penalty in the amount of $20,812 was assessed against Mr. Seidman, and he was directed to cease and desist from:



          any attempts to hinder the OTS in the discharge of its regulatory responsibilities, including the conduct of any OTS examination or investigation; and

          any attempts to induce any person to withhold material information from the OTS related to the performance of its regulatory responsibilities.



    Pursuant to the order, if Mr. Seidman becomes an institution-affiliated party of an insured depository institution subject to OTS jurisdiction, to the extent that his responsibilities include the preparation or review of any reports, documents, or other information that would be submitted or reviewed by the OTS in the discharge of its regulatory functions, then, for at least three years after Mr. Seidman assumes those responsibilities, the depository institution's board of directors or a committee of the board must independently review all those reports, documents, and other information prior to their submission to or review by the OTS, to ensure that all material information and facts have been fully and adequately disclosed.



    In describing the reasons for issuing the cease and desist order, the acting Director of the OTS stated, among other things, that:



          Mr. Seidman 'had attempted to deprive the OTS of correct and reliable information necessary for its supervision of a regulated institution by soliciting others to give false testimony and to destroy evidence and by himself destroying evidence.'

          Mr. Seidman 'engaged in unsafe or unsound practices in conducting the business of [Crestmont].'
          Mr. Seidman's 'repeated efforts to persuade [another party] to destroy documents and to testify in a misleading fashion demonstrated [Mr. Seidman's] personal dishonesty as did his intentional destruction of material evidence.'

          Mr. Seidman's actions 'were in flagrant disregard of his duty as Chairman of Crestmont to provide accurate and reliable information to the OTS in the course of an examination and investigation.'



    Through litigation, Mr. Seidman sought to invalidate Vista's bylaw, but the Chancery Division of the Superior Court of the State of New Jersey upheld it, stating that 'the by-law is so clearly justified by compelling necessity that it is valid regardless of the directors' motives in adopting it.' The Court wrote:



   There is no question that . . . Seidman . . . was the subject of a cease and desist order issued by the [OTS] for conduct which the OTS found dishonest. . . . The bylaw directly furthers [the goal of safeguarding the integrity of the banking industry] by excluding from positions of corporate control persons who have violated banking laws through acts of dishonesty. [Seidman's] conduct clearly fell into that category.



SEIDMAN IS INELIGIBLE TO SERVE AS A UNITED DIRECTOR DUE TO BYLAW AMENDMENTS IN 2001 AND 2002



    In May 2001, United's Board of Directors adopted a bylaw which prohibited a person from serving as a director if, among other things, the person had been the subject of a cease and desist order issued by a federal or state agency in the seven years preceding his election or re-election to the Board. Our bylaw was similar to the Vista bylaw, and to a model bylaw recommended by the OTS to safeguard the integrity of banking institutions, although the prohibition in both the Vista and OTS models ran for a period of ten years rather than seven. In March 2002, the Board further amended the bylaws to eliminate the seven year time limitation. Had our bylaws not been so amended, the ineligibility of Mr. Seidman to serve as a United director (due to the OTS cease and desist order) would have expired in November 2002. As noted earlier, the OTS does not regulate either United or its subsidiary bank, and to our knowledge neither the OTS nor any other banking regulator has banned Mr. Seidman from becoming a director of a bank or financial institution.



THE BYLAW AMENDMENTS WERE NOT APPROVED BY, NOR TIMELY DISCLOSED TO, UNITED SHAREHOLDERS



    It is neither required, nor customary, for a board of directors to seek shareholder approval of a bylaw amendment adopted by the board, and no shareholder approval was sought for these amendments. As an Exchange Act reporting company, United is required to include, or to incorporate by reference from an earlier SEC filing, a copy of its current form of bylaws as an exhibit to each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q, that it files with the SEC. Accordingly, the periodic reports filed by United subsequent the bylaw amendments in May 2001 and March 2002 should have included as an exhibit or incorporated by reference United's then current bylaws, effecting the amendments to date. Through inadvertence, the exhibit reference to bylaws in those periodic reports stated that United's bylaws were incorporated by reference from an earlier filing containing bylaws which did not reflect these amendments. The registration statement which was filed by United in connection with the Vista merger, because it incorporated certain of those periodic reports by reference, also failed to properly disclose the bylaw changes. United's Annual Report on Form 10-K for the year ended December 31, 2002 did include a current copy of the bylaws as an exhibit when it was filed with the SEC on March 20, 2003. United management believes that proper disclosure would not have had a significant affect on the course of events with respect to Mr. Seidman or the committee, but it regrets the disclosure lapses.



MR. SEIDMAN'S RELATIONSHIP WITH VISTA AND HIS COMMUNICATIONS WITH UNITED



    A committee led by Mr. Seidman initiated a proxy contest with Vista by filing preliminary proxy materials on March 12, 2001. The Seidman-Vista proxy contest was well publicized and was known to United management. The slate supported by Mr. Seidman was defeated at Vista's shareholder meeting on April 26, 2001. On August 29, 2001, Mr. Gregor was contacted by Keefe, Bruyette & Woods, Inc., or KBW, in its capacity as Vista's financial advisor, to see if there was any interest on United's part in a potential merger. This approach ultimately culminated in United entering into a merger agreement with Vista on November 19, 2001. At that time, United management was aware that Mr. Seidman might become a United shareholder upon completion of the merger, as the agreement gave Vista shareholders the opportunity to elect to receive United common stock, cash or a combination of the two as consideration for their Vista shares in the merger. The merger was consummated on August 21, 2002, at which time Mr. Seidman became a holder of more than 1% of United common stock.



    On September 11, 2002, in response to an overture made on behalf of Mr. Seidman, Thomas C. Gregor and Warren R. Gerleit, the Chairman, President and CEO of United and the President and COO of UnitedTrust Bank, respectively, had lunch with Mr. Seidman and a third party. That afternoon, Mr. Seidman told United's representatives that his ownership of a significant portion of the outstanding shares of United's common stock entitled him to membership on the board. Mr. Gregor advised Mr. Seidman that the Vista merger had increased the number of directors and, in Mr. Gregor's view, the board was too large and should be decreased rather than increased in size. Following a general discussion of the Vista acquisition and United's business, Mr. Seidman told Mr. Gregor that United management had a 'brief honeymoon,' which Mr. Gregor interpreted to be about a year, in which to improve the company's performance. Mr. Gregor subsequently informed his fellow directors about the meeting with Mr. Seidman, and the directors affirmed that the statements made by Mr. Gregor to Mr. Seidman reflected the views of the Board as a whole.



    On several occasions during October and November 2002, Mr. Seidman telephoned Alfred J. Soles, United's Chief Financial Officer, telling Mr. Soles his views on United's growth, performance ratios and capitalization structure, and advancing his view that a sale of United was in the best interests of its shareholders.



    Mr. Seidman spoke with Ralph L. Straw, Jr., United's General Counsel, by telephone on one or more occasions towards the end of 2002. On November 5, 2002, Mr. Straw forwarded to Mr. Seidman at his request a copy of United's bylaws as they existed prior to the March 2002 amendment. Later that month, Mr. Seidman phoned Mr. Gregor and expressed his anger about the United bylaw that prevented him from being a director. During the call, Mr. Seidman implied that he would commence a proxy fight unless the bylaw were changed.



    On December 16, 2002, Mr. Seidman sent a letter to Mr. Gregor protesting the bylaw and indicating that Mr. Seidman intended to nominate a slate of directors to run in opposition to management's slate of directors at the 2003 annual meeting. For the next eight weeks, United received no further communication from Mr. Seidman about his intentions or about the identity of any persons he might nominate as directors. At its scheduled meeting on January 17, 2003, the Nominating Committee met and nominated the six candidates identified in this proxy statement for election as directors.



    In a February 11, 2003 letter addressed to the Chairman of United's Nominating Committee, Mr. Seidman requested that the committee nominate five individuals as 'management's slate' of candidates for election to the Board. The only information provided about the five individuals was their names. Mr. Seidman asked that the committee immediately inform him if it would not nominate those persons, in which event Mr. Seidman himself would 'nominate these candidates to run as an opposition slate.' The letter concluded by stating that if the Nominating Committee Chairman or any other director wished to have 'a constructive discussion concerning this matter so that we can avoid a costly proxy contest,' they should contact Mr. Seidman 'so that a meeting can be arranged between the appropriate parties.'



    Mr. Blank, Chairman of the Nominating Committee, received that letter on or about Friday, February 14, 2003. A copy of the letter was provided to the entire Board prior to its regularly scheduled meeting on Tuesday, February 18, 2003. At its meeting the Board discussed Mr. Seidman's letter and the appropriate response. Mr. Blank wrote to Mr. Seidman on February 19, 2003, saying in pertinent part:



   Prior to my receipt of your letter, the Nominating Committee had met and made a determination as to the candidates it will nominate for director at the next Annual Meeting. Nonetheless, I will refer your letter to the members of the Committee.



   In that regard, I should note that you have provided absolutely no information regarding your five suggested nominees.



   As to your final paragraph suggesting that I or any other Board member may wish to have a 'constructive discussion concerning this matter so that we can avoid a costly proxy contest,' please know that I consider it my obligation, and the obligation of all directors, to act through the Board, rather than as autonomous agents.



    On or about February 21, 2003, a third party personally known to Mr. Paul Ross, a United director, telephoned Mr. Ross and attempted to broker a meeting between Mr. Ross and Mr. Seidman. Mr. Ross did not speak to, or meet with, Mr. Seidman. On February 26, 2003, Mr. Seidman wrote to Mr. Blank again to 'renew' his request for a meeting with the entire Board to discuss his request for representation on the Board, 'in an attempt to avoid a possible costly proxy contest.' That letter was received by United on or about February 27, 2003.



    By the end of February, United and its advisors were uncertain about the conclusions to draw from Mr. Seidman's actions. On the one hand, Mr. Seidman had been involved in numerous proxy contests, primarily involving thrift institutions. He had stated his desire to be appointed as a director of United himself, and he had indicated an intention to nominate a slate to run against management's nominees. On the other hand, his correspondence regularly made reference to the avoidance of a proxy contest, and he had made neither a preliminary proxy filing with the SEC nor a demand for a shareholder list from United. His February 11 letter demanded that the Nominating Committee jettison five experienced United directors and replace them as management's nominees with five people whom Mr. Seidman identified only by name. Based on all of the facts known at the time, including Mr. Seidman's written comments that United might avoid an 'expensive' proxy contest and the resolution of his investment in another financial institution where Mr. Seidman entered into a standstill agreement and tendered the shares he controlled into a Dutch Auction conducted by the institution, United and its advisors considered it possible that Mr. Seidman was using the threat of a proxy contest solely to prod United into buying his and his investors' stockholdings at a premium.

PRELIMINARY PROXY FILINGS



    Ultimately, United did not have the opportunity to respond to Mr. Seidman's February 26 letter. On February 28, 2003, within minutes after United filed its preliminary proxy statement (which briefly noted that Mr. Seidman had expressed an intention to nominate a slate of five candidates in opposition to the Board's slate), a committee headed by Mr. Seidman filed its own preliminary proxy materials, advancing the candidacy of only one person, Harold A. Schechter.



    The preliminary proxy statement filed by the committee contained numerous mistakes and inaccuracies. United brought to the attention of the Staff of the SEC a number of items which United believed were materially misleading. The committee has made a revised preliminary filing which corrected some of the inaccuracies.



DELAY IN ANNUAL MEETING; RULE 14A-13



    This year's meeting was originally scheduled for April 15, 2003, which is the third Tuesday in April. Shortly after our Board set the meeting and record dates on February 18, 2003, our General Counsel and Corporate Secretary, Mr. Straw, became aware that the procedures we used for notifying brokers of the record date did not meet the requirements of SEC Rule 14a-13, which states that broker inquiries are to be sent at least 20 business days prior to the record date for an annual meeting.



    Once aware of the issue, United management considered the appropriate action to take. We immediately consulted with outside counsel regarding the purpose of the rule and their research on prior court decisions that had addressed the time period. We understand that the purpose of the rule is to ensure that beneficial owners of shares held in street name receive their proxy materials on a timely basis. We knew of no instance in which beneficial owners of United common stock held in street name did not timely receive proxy materials because of a shortened timetable. We determined that we could cause all beneficial owners to receive their 2003 proxy materials on time without changing the record or meeting date. We considered whether changing those dates to comply with the rule might appear to disadvantage Mr. Seidman in any proxy contest he might conduct. We considered our shareholders' expectations about the meeting date. Weighing all the considerations, United management decided that the shareholders' interests were best served by continuing with the originally scheduled dates. The preliminary proxy statement specifying the February 18 record date was filed on February 28, 2003, despite the fact that broker inquiries had not been sent within the time period required by Rule 14a-13. Based upon these circumstances, and after consulting with outside counsel, we filed the preliminary proxy statement with the record date specified in the proxy statement knowing that we had not complied with Rule 14a-13.



    We understand that Mr. Seidman subsequently raised this issue with the SEC Staff. Following communications with the Staff, we concluded that compliance with the 20 business day timetable was expected and required, regardless of the circumstances. Accordingly, the Board reset the record and meeting dates and we re-sent broker inquiries, fully complying with the Rule with respect to the 2003 meeting.



    Rule 14a-13 compliance is United's responsibility and, in hindsight, we should have simply rescheduled the record and meeting dates when we first became aware of the issue. We have instituted an internal calendar system to make sure that the Rule 14a-13 timetable is met for all future shareholder meetings. Our actions were taken in good faith, with the goal of accomplishing the purpose of the rule. We believe that none of our actions disenfranchised any shareholder or prevented the Committee from advancing an alternate slate of directors and soliciting proxies from beneficial owners and record holders of United common stock.

            STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS


    The following table sets forth, as of April 9, 2003, the number of shares of United's outstanding Common Stock beneficially owned by the Directors of United, the nominees for Director, the executive officers of United for whom individual information is required to be set forth in this Proxy Statement ('NAMED OFFICERS') pursuant to the regulations of the SEC, all Directors and executive officers of United as a group, and each person or group known by United to be the beneficial owner of more than 5% of United's outstanding common stock.



                                                                                            PERCENT OF
                                                                NO. OF SHARES               OUTSTANDING
NAME                                                          BENEFICIALLY OWNED              SHARES
----                                                          ------------------              ------
George W. Blank.............................................         16,282(1)                 *
C. Douglas Cherry...........................................         24,098(2)                 *
Harold J. Curry.............................................        108,866(3)                 *
Warren R. Gerleit...........................................         75,749(4)                 *
Thomas C. Gregor............................................        156,680(5)                 *
Barbara Harding.............................................         13,552(6)                 *
William T. Kelleher, Jr.....................................         80,077(7)                 *
John R. Kopicki.............................................         11,089(8)                 *
Antonia S. Marotta..........................................         19,020(9)                 *
John W. McGowan III.........................................         10,210(10)                *
Patricia A. McKiernan.......................................          9,789(11)                *
Charles N. Pond, Jr.........................................        227,430(12)                1.19%
Paul K. Ross................................................         19,002(13)                *
Arlyn D. Rus................................................        207,379(14)                1.09%
Alfred J. Soles.............................................            544                    *
Ralph L. Straw, Jr..........................................         29,365(15)                *
Richard G. Tappen...........................................         18,945(16)                *
David R. Walker.............................................         49,544(17)                *
Ronald E. West..............................................         14,855(18)                *
George J. Wickard...........................................         14,658(19)                *
J. Marshall Wolff...........................................         12,927(20)                *
Directors and Executive Officers as a Group (28 persons)....      1,245,444(21)(22)            6.54%

5% SHAREHOLDERS
The Trust Company of New Jersey.............................      1,163,025(23)                6.11%
  35 Journal Square
  Jersey City, NJ 07306



SHARES VOTED BY PLAN ADMINISTRATORS



    The plan administrators of United's pension and 401K plans, and the Vista pension plan have the authority to direct the Trust Department of United's subsidiary bank to vote approximately 250,229 shares of United's common stock.



---------



   *  Less than one percent.
 (1) Of this total, 1,022 shares are held by Mr. Blank's wife, 1,670 shares are held in trust for Mr. Blank's grandchildren, and 8,378 are shares which Mr. Blank has the right to acquire pursuant to options exercisable within 60 days of January 31, 2003.
 (2) Of this total, 10,489 are shares which Mr. Cherry has the right to acquire pursuant to options exercisable within 60 days of January 31, 2003.
 (3) Of this total, 32,944 are shares are held by Mr. Curry's wife.
 (4) Of this total, 39,610 are shares which Mr. Gerleit has the right to acquire pursuant to options exercisable within 60 days of January 31, 2003.


                                              (footnotes continued on next page)

(footnotes continued from previous page)


 (5) Of this total, 113,144 are shares which Mr. Gregor has the right to acquire pursuant to options exercisable within 60 days of January 31, 2003, and 3,298 are shares are held by Mr. Gregor's wife.
 (6) Of this total, 983 shares are held by Mrs. Harding's husband.
 (7) Of this total, 6,496 are shares which Mr. Kelleher has the right to acquire pursuant to options exercisable within 60 days of January 31, 2003.
 (8) Of this total, 8,378 are shares which Mr. Kopicki has the right to acquire pursuant to options exercisable within 60 days of January 31, 2003.
 (9) Of this total, 13,513 are shares which Mrs. Marotta has the right to acquire pursuant to options exercisable within 60 days of January 31, 2003.
(10) Of this total, 7,346 are shares which Mr. McGowan has the right to acquire pursuant to options exercisable within 60 days of January 31, 2003.
(11) Of this total, 6,709 are shares which Mrs. McKiernan has the right to acquire pursuant to options exercisable within 60 days of January 31, 2003.
(12) Of this total, 11,606 are shares which Mr. Pond has the right to acquire pursuant to options exercisable within 60 days of January 31, 2003, and 46,950 are shares held by Mr.
      Pond's wife.
(13) Of this total, 5,598 are shares which Mr. Ross has the right to acquire pursuant to options exercisable within 60 days of January 31, 2003, and 7,574 are shares held in a Trust for which Mr. Ross is beneficiary.
(14) Of this total, 6,496 are shares which Mr. Rus has the right to acquire pursuant to options exercisable within 60 days of January 31, 2003, and 75,126 are shares held by Mr. Rus' wife.
(15) Of this total, 17,486 are shares which Mr. Straw has the right to acquire pursuant to options exercisable within 60 days of January 31, 2003.
(16) Of this total, 12,995 are shares which Mr. Tappen has the right to acquire pursuant to options exercisable within 60 days of January 31, 2003.
(17) Of this total, 10,489 are shares which Mr. Walker has the right to acquire pursuant to options exercisable within 60 days of January 31, 2003, and 571 are shares held by Mr.
      Walker's wife.
(18) Of this total, 11,913 are shares which Mr. West has the right to acquire pursuant to options exercisable within 60 days of January 31, 2003.
(19) Of this total, 5,088 are shares which Mr. Wickard has the right to acquire pursuant to options exercisable within 60 days of January 31, 2003.
(20)  Of this total, 4,151 are shares held by Kressler, Wolff &
      Miller.
(21) The total of 1,245,444 shares includes 233,965 shares held jointly or individually by spouses and/or other members of the household of the directors and all executive officers.
(22) The total unnamed executive officers have the right to purchase 87,082 shares pursuant to options exercisable within 60 days of January 31, 2003.
(23)  Information derived from Schedule 13D/A dated August 21,
      2002 and filed by the Trust Company of New Jersey with the SEC on or about November 26, 2002.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table summarizes all compensation earned in the past three years for services performed in all capacities for United and UnitedTrust with respect to the Named Officers.

                           SUMMARY COMPENSATION TABLE


                                                                                                 LONG TERM COMPENSATION
                                                                                           ---------------------------------
                      NAME AND                              ANNUAL COMPENSATION               SECURITIES
                      PRINCIPAL                        -----------------------------          UNDERLYING         ALL OTHER
                      POSITION                         YEAR   SALARY ($)   BONUS ($)       OPTIONS/SARS (#)     COMPENSATION
                      --------                         ----   ----------   ---------       ----------------     ------------
Thomas C. Gregor.....................................  2002    358,950        --                24,000             5,720(1)
 Chief Executive Officer of                            2001    335,750      167,875              8,600             9,470(2)
 United and UnitedTrust                                2000    322,500        --                20,000             5,890(3)

Warren R. Gerleit....................................  2002    225,000        --                15,000             5,632(1)
 Vice President of United and                          2001    200,000      100,000              5,000             9,220(2)
 President and Chief Operating                         2000    190,000        --                10,000             5,390(3)
 Officer of UnitedTrust

Alfred J. Soles......................................  2002    180,000       22,400              8,000             5,220(1)
 VP & Treasurer of United and                          2001    165,000       49,000            --                    326(2)
 Executive VP & Chief Financial
 Officer of UnitedTrust

Richard G. Tappen....................................  2002    167,000        --                 7,500             4,895(1)
 Executive VP, Real Estate                             2001    159,000       43,000              2,000             8,220(2)
 Group of UnitedTrust                                  2000    152,000        --                 6,000             4,440(3)

Ralph L. Straw, Jr...................................  2002    165,000       12,375              7,500             4,829(1)
 VP, General Counsel & Secretary of                    2001    157,500       47,000              2,000             8,596(2)
 United and Executive VP, Secretary                    2000    150,000        --                 5,200             4,390(3)
 and General Counsel of UnitedTrust


---------


 (1) The amounts shown represent UnitedTrust's 2002 contribution on behalf of the executive to the 401(k) Plan
      (Mr. Gregor -- $5,000; Mr. Gerleit -- $4,912; Mr.
      Soles -- $4,500; Mr. Tappen -- $4,175; and Mr.
      Straw -- $4,109) and term life insurance premiums paid for the executive by UnitedTrust (Mr. Gregor -- $720; Mr.
      Gerleit -- $720; Mr. Soles -- $720; Mr. Tappen -- $720; and
      Mr. Straw -- $720).
 (2) The amounts shown represent UnitedTrust's 2001 contribution on behalf of the executive to the 401(k) Plan
      (Mr. Gregor -- $8,750; Mr. Gerleit $8,500; Mr.
      Tappen -- $7,500; and Mr. Straw -- $7,876) and term life insurance premiums paid for the executive by UnitedTrust
      (Mr. Gregor -- $720; Mr. Gerleit -- $720; Mr. Soles -- $326;
      Mr. Tappen -- $720; and Mr. Straw -- $720).
 (3) The amounts shown represent UnitedTrust's 2000 contribution on behalf of the executive to the 401(k) Plan (Mr.
      Gregor -- $5,250; Mr. Gerleit -- $4,750; Mr.
      Tappen -- $3,800; and Mr. Straw -- $3,750) and term life insurance premiums paid for the executive by UnitedTrust
      (Mr. Gregor -- $640; Mr. Gerleit -- $640;
      Mr. Tappen -- $640; and Mr. Straw -- $640).


OPTION GRANTS IN 2002

    The following table shows the options granted to Named Officers in 2002, and their potential value at the end of the option term, assuming certain levels of appreciation of United's Common Stock. United has not awarded any stock appreciation rights (SARs) to its executive officers.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                                                                             POTENTIAL REALIZABLE
                                                                                                     VALUE
                                                              INDIVIDUAL GRANTS                AT ASSUMED ANNUAL
                                                   ---------------------------------------         RATES OF
                                                    PERCENT OF                                    STOCK PRICE
                                     NUMBER OF        TOTAL                                      APPRECIATION
                                     SECURITIES    OPTIONS/SARS                               FOR OPTION TERM (1)
                                     UNDERLYING     GRANTED TO    EXERCISE OR                ---------------------
                                    OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION
               NAME                 GRANTED (#)    FISCAL YEAR      ($/SH)         DATE       5% ($)      10% ($)
               ----                 -----------    -----------      ------         ----       ------      -------
Thomas C. Gregor..................     24,000(2)        15%         22.050        3/1/12      332,811     843,409
Warren R. Gerleit.................     15,000(2)        10          22.050        3/1/12      208,007     527,130
Alfred J. Soles...................      8,000(2)         5          22.050        3/1/12      110,937     281,136
Richard G. Tappen.................      7,500(2)         5          22.050        3/1/12      104,003     263,565
Ralph L. Straw, Jr................      7,500(2)         5          22.050        3/1/12      104,003     263,565




---------

 (1) The dollar amounts under these columns are the result of calculations at the 5% and the 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of United's stock price.
 (2)  These options become exercisable at the rate of 50% on March
      1, 2004, 25% on March 1, 2005 and 25% on March 1, 2006.

    The following table shows options exercised during 2002, and the value of unexercised options held at year-end 2002, by the Named Officers. United does not use SARs as compensation.

                    AGGREGATED OPTIONS/SAR EXERCISES IN THE
                 LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


                                                                     NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED          IN-THE-MONEY
                                                                       OPTIONS AT FISCAL           OPTIONS/SARS AT
                                  SHARES ACQUIRED      VALUE             YEAR-END (#)            FISCAL YEAR-END ($)
              NAME                ON EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
              ----                ---------------   ------------   -------------------------  -------------------------
Thomas C. Gregor................      10,000          122,680            99,604/46,840             652,562/95,947
Warren R. Gerleit...............       8,335           92,769            33,262/26,398             186,967/52,903
Alfred J. Soles.................      --               --                  -- /8,000                  -- /8,800
Richard G. Tappen...............      --               --                9,409/13,586               13,875/26,705
Ralph L. Straw, Jr..............       3,992           42,475            14,100/13,186              37,078/25,445




PENSION PLAN

    UnitedTrust has a regular Pension Plan under which executive officers and salaried employees may qualify under essentially the same standards. The annual pension payable under the Pension Plan is equal to the sum of:

          (1) The employee's accrued benefit as of December 31, 1986 (1.1875% of 1986 basic compensation, plus 0.5% of such compensation in excess of $7,800; all multiplied by the number of years of credited service as of December 31,
      1986); plus
          (2) From January 1, 1987 through December 31, 1988, and for each year after December 31, 1988 in which the employee has less than 35 years of benefit accruals, 1.5% of basic compensation for such year, plus 0.5% of such compensation in excess of $7,800; plus
          (3) For each year after December 31, 1988 in which the employee has 35 or more years of benefit accruals, 2% of basic compensation for such year.

    In 1994, a statutory compensation limit became effective for pension plans. The limitation is increased periodically by the government. In 2002, the limitation is $200,000. As a result of an assumed change in the statutory limit differing from the actual change, Mr. Gregor's benefits declined when compared to last year. Please note that the assumed rate of increase in executive officer salaries remained at 4%, and the assumed rate of increase in the statutory compensation limit remained at 3%.

    The estimated annual benefits payable upon retirement at normal retirement age (65) to the Named Officers are:

                                                                    ESTIMATED ANNUAL BENEFITS
                                                              -------------------------------------
                                                              ASSUMING 4% ANNUAL     ASSUMING NO
                            NAME                               SALARY INCREASES    SALARY INCREASES
                            ----                               ----------------    ----------------
Thomas C. Gregor............................................       $69,101             $65,512
Warren R. Gerleit...........................................        79,163              72,817
Alfred J. Soles.............................................        65,264              50,269
Richard G. Tappen...........................................        71,074              57,203
Ralph L. Straw, Jr..........................................        41,048              39,245

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


    United has adopted a non-tax qualified retirement plan, or SERP, for certain of its executives to supplement the benefit such executives can receive under United's 401(k) and defined benefit pension plan. The SERP is designed to provide a benefit (less the benefits estimated to be provided under the tax-qualified plans) that is equal to 60% of the executive's final salary (or 70%, in the case of the benefits provided to Messrs. Gregor and Gerleit). The benefit is payable over a period of 15 years. In the case of an executive's involuntary termination of employment for any reason (other than for cause, death or disability) or voluntary termination of employment in connection with a change in control, the executive is entitled to a benefit payable at age 65 (the 'Benefit Age') equal to the full retirement benefit that he or she would have received had he or she remained in the employ of United or UnitedTrust and retired at his or her Benefit Age. In the event of the executive's request to receive an immediate disability benefit, in lieu of a retirement benefit, such benefit will be payable, beginning 30 days following the executive's request, in a lump sum. In the event of the executive's death while employed, the SERP provides a survivor's benefit equal to the benefit payable to the executive as if the executive remained employed until his or her Benefit Age. The SERP also provides a $10,000 death benefit payable to the executive's beneficiary. In the event that the executive makes a timely election, he or she can receive his or her retirement benefit in a lump sum instead of an annuity. United and the executives have established trusts which generally have purchased life insurance policies on the lives of the executives in order to fund the benefit obligation under the SERP. The SERP has eight participants, including Messrs. Gregor, Gerleit, Soles, Tappen and Straw. The estimated pre-tax benefit payable upon retirement at the executives' benefit eligibility date is $242,917, $121,015, $103,175 $79,342, and $68,574 for Messrs. Gregor, Gerleit, Soles, Tappen, and Straw, respectively.


DEATH BENEFIT ONLY PLAN


    United has established a death benefit only, or DBO, plan for certain officers who are not participants in the SERP. The DBO plan provides that in the event a participant dies prior to retirement, or in the event that a participant's employment is involuntarily terminated prior to retirement for any reason (other than for cause) and the participant dies prior to attaining retirement age, the participant's beneficiary will be entitled to a lump sum benefit equal to the difference between what the participant is projected to receive from the tax-qualified plans sponsored by United if the participant had remained employed by United or UnitedTrust until retirement age, and the amount the participant actually receives under the tax-qualified retirement plans. The benefit under the DBO plan is payable in a lump sum. The DBO plan also provides a $10,000 death benefit payable to the participant's beneficiary, provided, however, that no additional $10,000 death benefit will be available under the DBO plan if the participant is entitled to such a benefit as a participant in the Deferred Compensation Plan or the bonus plan. The DBO plan has four participants. United has established a non-qualified grantor trust which has purchased life insurance policies on the lives of the participants in order to fund the benefit obligation under the DBO plan. For the 2002 fiscal year, United was not required to accrue a contribution to the DBO plan.


EMPLOYMENT, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS


    United has entered into employment and change-in-control agreements with ten executive officers, including the five Named Officers. Each agreement provides for the employment of the executive for an initial three year term, and is renewable if not terminated for successive five year terms. Under each of the agreements, the executive is entitled to participate in all incentive compensation and stock award plans, all pension, profit sharing or other retirement plans, and all medical, disability and life insurance plans made available to other executives of United. Such plans may not be terminated or altered in a manner adverse to the executive following a change in control of United, as defined in the agreement.



    Each agreement also provides for the following compensation upon termination of the executive's employment: upon the executive's death up to six months' current W-2 compensation to the extent that United has not provided life insurance with benefits equal to 200% of the executive's current W-2 compensation; upon termination due to disability, up to six months' base salary to the extent that United has not provided disability insurance with benefits equal to 100% of the executive's current W-2 compensation; if the termination is by United due to the executive's poor performance (which form of termination is only permitted prior to a change in control), one year's current W-2 compensation; if the termination is by United without cause prior to a change in control, two years' current W-2 compensation; if the termination is by United without cause after a change in control or after a change in control the executive resigns for good reason (generally defined to include material reductions in the executive's status or benefits), a lump sum equal to (x) the cash value (determined by a formula) of any stock options, restricted stock or other stock plan awards from United to the executive which are not vested on the date of the termination, plus (y) a multiple (2.99 for Mr. Gregor and Mr. Gerleit and 2.0 for the other executives) of the average W-2 compensation (including base salary and bonus) paid to the executive during the five year period prior to the change in control. The agreements contain gross-up provisions. If an excise tax is payable with respect to benefits payable under Section 4999 of the Internal Revenue Code because the amounts are deemed to constitute parachute payments within the meaning of Section 280G of the Internal Revenue Code, United will make additional payments to provide the executive with the benefits he would have received in the absence of that excise tax. United will not be entitled to a Federal income tax deduction for any excess parachute payments, including any additional amounts paid pursuant to the gross-up provisions of the agreements.


    Each agreement defines 'change in control' generally to mean any of the following: (1) any person or group (other than United) acquires 25% or more of United's and/or UnitedTrust's voting securities or all or substantially all of its assets; (2) United and/or UnitedTrust agrees to merge with an unaffiliated entity and (a) United's or UnitedTrust's directors immediately prior to such merger will constitute less than a majority of the directors of the surviving entity or (b) less than 75% of the outstanding voting securities of the surviving entity will be beneficially owned by the shareholders of United immediately prior to the merger; (3) United and/or UnitedTrust agrees to transfer all or substantially all of its assets, other than to a wholly-owned subsidiary of United; or (4) a majority of the directors of either United or UnitedTrust are persons who were not (a) directors immediately prior to the merger ('current members'), (b) nominated by the affirmative vote of a majority of the current members at the time of their nomination ('future designees') or
(c) nominated by the affirmative vote of a majority of the current members and future designees, taken as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires United's directors and executive officers to file reports of holdings and transactions in United's Common Stock with the SEC. Based on United's review of all reports furnished to it for 2002 pursuant to Section 16(a), United believes all of the reports required to be filed under Section 16(a) were filed on a timely basis with respect to United's fiscal year ended December 31, 2002.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    At times during 2002, each of the following directors served on the Compensation Committee: Messrs. Blank, Kopicki, McGowan, Ross, West and Wickard and Mrs. Marotta. The current members of the Compensation Committee are Messrs. Blank (Chairman), Kopicki, Ross and West.


    John W. McGowan III is a principal in a law firm which performed legal services for UnitedTrust during 2002 and will continue to perform services for UnitedTrust in 2003. During 2002, Mr. McGowan's law firm was paid $62,382 by UnitedTrust and $32,071 directly by customers of UnitedTrust for the law firm's representation of UnitedTrust regarding loan transactions with such customers.


                              CERTAIN TRANSACTIONS

    In addition to those matters described above under the caption 'Compensation Committee Interlocks And Insider Participation,' directors and officers of United and their associates were customers of and had transactions with UnitedTrust in the ordinary course of business during the year ended December 31, 2002. Similar transactions may be expected to take place with United's subsidiaries in the future. Outstanding loans and commitments made by UnitedTrust in transactions with United's directors and officers and their associates were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or present other unfavorable features.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2002 with management and with the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380).

    The Audit Committee has received the written disclosures and the letter from our independent accountants, KPMG LLP, required by Independence Standards Board No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with KPMG the issue of KPMG's independence from United.

    Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in United's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                          George J. Wickard, Chairman
                               C. Douglas Cherry
                             Patricia A. McKiernan
                              Charles N. Pond, Jr.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    We use a performance-based bonus program to determine bonuses for all executive officers of United. We set specific, measurable goals to be attained by both United and the individual officer. At year end, the performance of both United and the officer are measured and bonuses are determined using a matrix under which the performance of United and the officer each contribute to the bonus available for that officer. Specified levels of performance must be met by both United and the officer before any bonus is payable.

    In addition, United makes available to all employees, including Named Officers, a 401(k) Plan pursuant to which the employees may make contributions and United may match such contributions, up to a maximum match of 5% of the employee's compensation. In 2002, United undertook to match 50% of each employee's contribution (up to the 5% compensation cap) and to match an additional 50% (subject to the cap) if United met its approved budget for the year. The budget was not met and only 50% of employee contributions were matched in 2002.

    During 2002, Mr. Gregor served as Chairman and Chief Executive Officer of UnitedTrust, and Chairman, President and Chief Executive Officer of United. We set Mr. Gregor's base salary for 2002 based upon his performance in executing his responsibilities in those positions in 2001 and the performance anticipated from him in 2002 and future years. In addition, we considered national executive compensation statistics for organizations of similar size. We also considered the objectives set for United for 2001, the overall performance of United and Mr. Gregor's ability to develop and motivate employees to meet United's short- and long-term objectives. The financial measures used to determine Mr. Gregor's performance on the matrix were the achievement of projected budget results, the completion of specified corporate projects for 2002 within time and within budget results, the achievement of specified minimum financial ratios, the achievement of specified goals with respect to United's internal quality program, financial performance and growth, and competitive considerations.

    Specifically included in the financial measures referred to above and considered by the Compensation Committee were return on equity, or ROE, net interest margin, or NIM, and the efficiency ratio. ROE for 2002 was 10.28%, as compared to 16.25% and 20.48% for 2001 and 2000, respectively. United's peer group ROE comparative median ratios were 15.93%, 14.05% and 14.38%. NIM for 2002, 2001 and 2000 for United was 4.02, 4.04 and 3.65, respectively. Comparatively, United's peer group median numbers were 4.20%, 4.01% and 4.29%, respectively. United's efficiency ratio in 2002, 2001 and 2000, respectively, was 61.18%, 57.34% and 58.60%. For the peer group, the median ratios were 56.67%, 56.68% and 58.19%, respectively. In evaluating these financial measures, we also considered the impact of corporate initiatives including mergers and de novo branch openings for which the foregoing numbers have not been adjusted.

    With respect to 2002 compensation for other executive officers, we based our actions on the duties and responsibilities of the officer in question, the performance of United and of the particular officer in 2001, the performance anticipated from the officer in 2002 and future years, and competitive factors. Based upon United's performance-based bonus program, described above, bonuses for each executive officer were set based on a matrix, which in turn was based on goals set for the senior officer and for United as a whole. The CEO sets the goals for each executive officer. Based on the fact that United failed to meet its performance goals in 2002, only limited bonuses were paid to two of the five Named Officers in 2002.

    Another compensation tool which we use to relate executive compensation to the performance of United and UnitedTrust Bank as a whole is United's 2001 Officer Long Term Equity Plan. Mr. Gregor was awarded options to acquire 24,000 shares of United Common Stock pursuant to this plan in 2002, based on his 2001 performance, and the other Named Officers were awarded a total of 38,000 options under this plan in 2002, again based on their 2001 performance.

    Detailed information related to the compensation of the Named Officers is shown in the compensation tables above.

    Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation for the five highest paid officers. Deductible compensation for those officers is limited to $1 million per year. Certain forms of compensation are exempt from this deductibility limit, primarily performance-based compensation which has been approved by shareholders. Based on 2002 salaries, profit-sharing awards and incentive plan awards, United does not expect any of its executive officers to exceed the $1 million deductibility threshold during the 2003 tax year.

                           George W. Blank, Chairman
                                John R. Kopicki
                                  Paul K. Ross
                                 Ronald E. West

                               PERFORMANCE GRAPH


    The following graph compares the cumulative total return on a hypothetical $100 investment made on December 31, 1997 in: (a) United's Common Stock; (b) the CRSP Index for NASDAQ Banks Index; and (c) the SNL Securities Banks with $1B to $5B in Assets Index. The graph is calculated assuming that dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock.


                             [PERFORMANCE GRAPH]


TOTAL RETURN INDEX                                            12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
------------------                                            --------   --------   --------   --------   --------   --------
UNITED NATIONAL BANCORP. ...................................   $100.0     $ 97.0     $101.5     $ 91.8     $119.4     $118.8
CRSP Index for NASDAQ Banks Index...........................   $100.0     $141.0     $261.5     $157.4     $124.9     $ 86.3
SNL Securities Banks with $1B to $5B in Assets..............   $100.0     $ 98.1     $ 88.3     $ 97.5     $115.6     $130.4

                             SHAREHOLDER PROPOSALS


    New Jersey corporate law requires that the notice of a shareholders' meeting (for either an annual or special meeting) specify the purpose or purposes of the meeting. Notices for our annual meetings always specify that election of directors is one purpose of the meeting. However, shareholder proposals (as opposed to shareholder nominations for directors) must be specifically referred to in United's notice of shareholders' meeting for such proposal to be validly considered at an annual meeting of United.


    Any United shareholder that wishes to have a proposal included in United's notice of shareholders' meeting, proxy statement and proxy card for its 2004 annual meeting must submit the proposal to United by the applicable deadline. The deadline is Saturday, December 19, 2003, subject to change as noted below. Shareholders proposals received after December 19, 2003 shall be considered untimely.



    United expects to have its annual meeting in 2004, as customarily scheduled, on the third Tuesday of April, which is April 20, 2004. If United changes its 2004 annual meeting date to a date more than 30 days from the date of the 2003 annual meeting, then the deadline referred to in the preceding paragraph will be changed to a reasonable time before United begins to print and mail its proxy materials. If United changes the date of the 2004 annual meeting in a manner which alters the deadline, United will so state under Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change or will notify shareholders by other reasonable means.




                         INDEPENDENT PUBLIC ACCOUNTANTS


    KPMG LLP served as United's independent public accountants for the fiscal years ended December 31, 2002, 2001 and 2000 and have been selected as United's independent public accountants for the fiscal year ended December 31, 2003. Representatives of KPMG will be present at the meeting. They will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


    The fees billed for services rendered for United by KPMG for the year 2002 were as follows:


Audit Fees..................................................  $232,500
All Other Fees:
    Tax Services (1)........................................   219,600
    Audit Related Fees (2)..................................    69,000
                                                              --------
        Total All Other Fees................................   315,600
                                                              --------
Total Fees Billed by KPMG for Year 2002 Services............  $548,100
                                                              --------
                                                              --------


---------

(1) Includes $45,900 of tax advisory services relating to the Vista transaction.
(2) Includes $86,500 of professional services relating to the Vista transaction.

    The Audit Committee of the Board of Directors has considered whether the provision of the services covered under the caption 'All Other Fees' above is compatible with maintaining KPMG's independence, and has concluded that such provision of services is compatible.


    YOUR VOTE IS IMPORTANT. WHETHER YOU INTEND TO BE PRESENT AT THE MEETING OR NOT, YOU ARE URGED TO RETURN THE SIGNED WHITE PROXY CARD PROMPTLY.


                                          By Order of the Board of Directors of
                                          UNITED NATIONAL BANCORP
                                          Thomas C. Gregor
                                          Thomas C. Gregor
                                          Chairman of the Board


Bridgewater, New Jersey
April 16, 2003

                                   EXHIBIT A

PARTICIPANT INFORMATION

    The following is information relating to United's directors (including the six directors who have been nominated for re-election to new terms at the meeting), officers and employees who, under the rules of the SEC, may be considered to be 'participants' in our solicitation of proxies in connection with the meeting.

DIRECTORS

    The principal occupation of our directors are set forth under 'Election of Directors' in the proxy statement. The names and business addresses of our directors are set forth below. An asterisk indicates that the person so designated is either an executive officer of United or is retired and in either case the principal business address of the person so designated is that of United National Bancorp, 1130 Route 22 East, Post Office Box 6000, Bridgewater, New Jersey 08807.

             NAME                                          ADDRESS
             ----                                          -------
William T. Kelleher, Jr.         Kelleher & Moore, 23 Maple Street, Box 727, Somerville, NJ
                                 08876
Charles N. Pond, Jr.             *
Arlyn D. Rus                     *
Ronald E. West                   Prime Thermco Corp., 402 W. 47th Street, New York, NY 10036
J. Marshall Wolff                Kressler, Wolff & Miller, 40 South Fourth St., Easton, PA
                                 18044
Barbara Harding                  *
George W. Blank                  MedTech Group, Inc., 6 Century Road, South Plainfield, NJ
                                 07080
C. Douglas Cherry                Cherry, Weber & Associates, P.C., 55 South Main Street,
                                 Phillipsburg, NJ 08865
Thomas C. Gregor                 *
John R. Kopicki                  Solaris Health Systems, Randolph Rd. & Park Avenue,
                                 Plainfield, NJ 07061
John W. McGowan III              Herold and Haines, PA, 25 Independence Boulevard, Warren, NJ
                                 07059
Patricia A. McKiernan            Hunterdon Medical Center Foundation, Westcott Drive,
                                 Flemington, NJ 08822
Paul K. Ross                     Ross, Rosenthal & Co., L.L.P., 87 Washington St.,
                                 Morristown, NJ 07960
David R. Walker                  *
George J. Wickard                *

OFFICERS AND EMPLOYEES


    The principal occupations of our officers and employees who may be deemed to be 'participants' in our solicitation of proxies are set forth below. An asterisk indicates that the principal business address of the person so designated is that of UnitedTrust Bank c/o United National Bancorp, 1130 Route 22 East, Post Office Box 6000, Bridgewater, New Jersey 08807.


          NAME                                        TITLE                              ADDRESS
          ----                                        -----                              -------
A. Richard Abrahamian      Senior Vice President, UnitedTrust Bank                          *
Warren R. Gerleit          President and COO, UnitedTrust Bank                              *
Thomas C. Gregor           Chairman, President and CEO                                      *
Joanne F. Herb             Senior Vice President, UnitedTrust Bank                          *
Charles E. Nunn, Jr.       Senior Vice President, UnitedTrust Bank                          *
Alfred J. Soles            Chief Financial Officer                                          *
Ralph L. Straw             Executive Vice President, General Counsel and Cashier            *
Donald E. Reinhard         Senior Vice President, UnitedTrust Bank                          *

BENEFICIAL OWNERSHIP OF COMMON STOCK BY PARTICIPANTS

    Information as of April 9, 2003 regarding the beneficial ownership of common stock by our directors, as well as by Warren R. Gerleit, Thomas C. Gregor, Alfred J. Soles and Ralph L. Straw, is set forth under the caption 'Security Ownership of Management and Principal Shareholders' in the proxy statement. The following table sets forth information as of April 9, 2003 regarding beneficial ownership of common stock by our other officers and employees listed above under 'Officers and Employees' No person identified in the following table or in the table set forth under the caption 'Security Ownership of Management and Principal Shareholders' in the proxy statement is the record owner of shares which he or she does not also beneficially own.


                                                              (EXCLUDING     STOCK
NAME                                                           OPTIONS)    OPTIONS(1)   TOTAL
----                                                           --------    ----------   -----
A. Richard Abrahamian.......................................    5,897        28,282     34,179
Joanne F. Herb..............................................    4,977         7,655     12,632
Charles E. Nunn, Jr.........................................    3,287(2)      6,626      9,913
Donald E. Reinhard..........................................    2,121        12,134     14,255


---------

(1) The officers and employees have the right to acquire the shares of common stock reflected in this column within 60 days of April 9, 2003 through the exercise of stock options.

(2) Of the shares beneficially owned by Mr. Nunn, 98 shares are held by Mr. Nunn's wife.

TRANSACTIONS IN UNITED COMMON STOCK BY PARTICIPANTS

    The following table sets forth information regarding purchases and sales during the past two years of shares of United common stock by the persons listed above under 'Directors' and 'Officers and Employees'. Except as set forth below or as otherwise disclosed in the proxy statement, none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. To the extent that any part of the purchase price or market value of any of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities, the amount of the indebtedness as of the latest practicable date is set forth below. If those funds were borrowed or obtained otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, broker or dealer, a description of the transaction and the parties is set forth below.


                                                                                   NUMBER OF SHARES OF
                                                                DATE OF                COMMON STOCK
NAME                                                          TRANSACTION         PURCHASED(1) (OR SOLD)
----                                                          -----------         ----------------------

A. Richard Abrahamian.......................................  12/31/2002                     396
                                                              11/01/2002                      22
                                                               8/01/2002                      22
                                                              12/31/2002                      63(2)
George W. Blank.............................................   8/08/2002                     250
                                                               8/08/2002                     150
                                                               8/08/2002                     100
                                                               8/08/2002                      50
                                                               8/08/2002                      50
                                                               8/15/2001                     450
C. Douglas Cherry...........................................  11/01/2002                     125
                                                              12/31/2002                     551(2)
                                                              11/01/2001                       2
                                                              11/01/2001                     101
                                                               9/04/2001                     200
                                                               8/15/2001                     200
                                                               8/01/2001                     100
                                                               5/01/2001                     119
                                                               2/01/2001                     123
                                                              12/31/2001                     102(3)
Harold J. Curry.............................................   8/21/2002                  75,922
                                                               8/21/2002                  32,944
                                                                          (table continued on next page)

(table continued from previous page)



                                                                                   NUMBER OF SHARES OF
                                                                DATE OF                COMMON STOCK
NAME                                                          TRANSACTION         PURCHASED(1) (OR SOLD)
----                                                          -----------         ----------------------
Warren R. Gerleit...........................................  12/31/2002                      16
                                                              12/31/2002                     657
                                                              12/02/2002                   8,335
                                                              11/01/2002                      29
                                                              11/01/2002                      41
                                                               8/01/2002                      29
                                                               8/01/2002                      41
                                                               5/01/2002                      26
                                                               5/01/2002                      37
                                                               2/01/2002                      27
                                                               2/01/2002                      38
                                                              12/19/2001                  14,000
                                                              12/19/2001                   3,670(4)

Thomas C. Gregor............................................   1/17/2003                   1,974
                                                              12/31/2002                   2,440
                                                              11/01/2002                     190
                                                               8/01/2002                     191
                                                               5/21/2002                  10,000
                                                               5/01/2002                     172
                                                              12/31/2002                     294(2)
                                                               2/02/2001                    3219(4)
                                                               2/02/2001                  10,965
                                                               2/02/2001                  20,000
                                                              12/31/2001                     166(3)

Barbara Harding.............................................  10/28/2002                     150
                                                               8/21/2002                   7,393
                                                               8/21/2002                   1,408
                                                               8/21/2002                     983
                                                               8/21/2002                   1,059
                                                               8/21/2002                   2,560

Joanne F. Herb..............................................   1/17/2003                     144
                                                              12/31/2002                     181
                                                               2/28/2001                   5,556
                                                               2/13/2001                   3,487
                                                               2/13/2001                   5,418(4)
                                                               2/13/2001                   3,625(4)

William T. Kelleher, Jr.....................................   9/05/2002                   5,626(4)
                                                               2/02/2001                   5,383(4)

John R. Kopicki.............................................   8/08/2002                     200
                                                               8/15/2001                     200

Antonia S. Marotta..........................................   8/08/2002                     200
                                                               8/15/2001                     200

John W. McGowan III.........................................   8/08/2002                     200
                                                               8/15/2001                     200
                                                               5/15/2001                     200

Patricia A. McKiernan.......................................   8/08/2002                     200
                                                               8/15/2001                     200
                                                                          (table continued on next page)

(table continued from previous page)




                                                                                   NUMBER OF SHARES OF
                                                                DATE OF                COMMON STOCK
NAME                                                          TRANSACTION         PURCHASED(1) (OR SOLD)
----                                                          -----------         ----------------------
Charles E. Nunn, Jr.........................................  12/31/2002                     213
                                                              11/01/2002                      11
                                                              11/01/2002                       1
                                                               8/01/2002                      11
                                                               8/01/2002                       1
                                                               5/01/2002                      10
                                                               5/01/2002                       1
                                                               2/01/2002                      10
                                                               2/01/2002                       1
                                                               3/13/2001                   3,273
                                                               2/20/2001                   5,056
                                                               2/20/2001                   2,832
                                                               2/20/2001                   5,115
                                                               2/01/2001                      12(3)

Charles N. Pond, Jr.........................................   7/02/2002                     475
                                                               1/30/2002                   4,000(4)
                                                               1/29/2002                   4,500(4)
                                                               1/28/2002                   5,000(4)
                                                               1/28/2002                   1,500(4)
                                                               1/25/2002                  10,000(4)

Donald E. Reinhard..........................................  12/31/2002                     126
                                                              12/31/2002                      26(2)
                                                               2/01/2001                       6(3)

Paul K. Ross................................................   8/08/2002                     200
                                                               8/15/2001                     200

Arlyn D. Rus................................................  12/31/2002                     487
                                                              12/19/2002                   1,635(4)
                                                               1/22/2002                      57
                                                               1/02/2002                      58
                                                               7/03/2001                  15,000(4)
                                                               6/13/2001                   5,000(4)
                                                               6/12/2001                  15,000(4)
                                                               6/08/2001                   5,000(4)
                                                               6/05/2001                   5,000(4)
                                                               5/30/2001                   5,000(4)
                                                               5/29/2001                  10,000(4)
                                                               5/25/2001                   5,000(4)
                                                               5/23/2001                   7,800(4)
                                                               3/01/2001                  20,000(4)
                                                               2/21/2001                   5,000(4)
                                                               2/16/2001                   7,697(4)
                                                               2/14/2001                   3,000(4)
                                                               2/13/2001                   7,000(4)
                                                                2/6/2001                  14,000(4)
                                                                2/5/2001                  11,000(4)
                                                               1/04/2001                  20,000(4)
                                                               1/03/2001                  25,000(4)

Alfred J. Soles.............................................  12/31/2002                      44
                                                               7/19/2002                     500

Ralph L. Straw, Jr..........................................  12/31/2002                   1,089
                                                              12/17/2002                     900(4)
                                                              12/31/2002                      75(2)
                                                               3/28/2002                   3,992(4)
                                                              12/31/2001                   1,029
                                                              12/31/2001                      72(3)
                                                               6/26/2001                  12,360(4)
                                                                          (table continued on next page)

(table continued from previous page)


                                                                                   NUMBER OF SHARES OF
                                                                DATE OF                COMMON STOCK
NAME                                                          TRANSACTION         PURCHASED(1) (OR SOLD)
----                                                          -----------         ----------------------
Richard G. Tappen...........................................  12/31/2002                     120
                                                              12/31/2002                     657
                                                              12/31/2001                     593
                                                              12/31/2001                     114(3)
                                                              12/31/2001                     450

David R. Walker.............................................   8/08/2002                     200

Ronald E. West..............................................  11/04/2002                      27
                                                               9/17/2002                     200
                                                                2/4/2002                      23(2)
                                                              12/31/2001                      63(3)
                                                               8/18/2001                      17(4)

George J. Wickard...........................................  12/31/2002                     244(2)
                                                              11/01/2002                      88
                                                                8/8/2002                     200
                                                              12/31/2001                     167(3)
                                                              11/01/2001                      72
                                                               8/15/2001                     200
                                                               8/01/2001                      69

J. Marshall Wolff...........................................  10/28/2002                     150
                                                               8/21/2002                   4,151
                                                               8/21/2002                   8,426

---------

(1) Unless otherwise indicated, each transaction represents an acquisition.
(2)  Acquired during 2002 pursuant to the United National Bancorp
     Dividend Reinvestment and Direct Purchase Plan.
(3)  Acquired during 2001 pursuant to the United National Bancorp
     Dividend Reinvestment and Direct Purchase Plan.
(4)  Share disposition.

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

    Except as described in this Exhibit A or otherwise disclosed in the proxy statement, to the best of our knowledge:

          no associate of any person listed under 'Directors and Director Nominees' or 'Officers and Employees' beneficially owns any shares or other securities of United.

          no person listed under 'Directors and Director Nominees' or 'Officers and Employees' or any of his or her associates is either a party to any transactions or series of similar transactions since the beginning of our last fiscal year, or any currently proposed transaction or series of similar transactions, (i) in which we or any of our subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, or (iii) in which any such person or any of his or her associates had or will have, a direct or indirect material interest.

          no person listed under 'Directors and Director Nominees' or 'Officers and Employees' or any of his or her associates has entered into any agreement or understanding with any person respecting any future employment by us or our affiliates or any future transactions to which we or any of our affiliates will or may be a party.

          there are no contracts, arrangements or understandings by any of the persons listed under 'Directors and Director
          Nominees' or 'Officers and Employees' within the past year with any person with respect to any securities of United, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

          no persons listed under 'Directors and Director Nominees' or 'Officers and Employees' has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the meeting.

                                   Appendix 1

                             YOUR VOTE IS IMPORTANT

             PLEASE SIGN, DATE AND MAIL YOUR WHITE PROXY CARD TODAY

                      (SEE REVERSE SIDE FOR INSTRUCTIONS)








                         PLEASE DETACH PROXY CARD HERE

--------------------------------------------------------------------------------

[X] PLEASE MARK
    YOUR VOTES AS       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL SIX
    INDICATED IN              OF ITS NOMINEES FOR DIRECTOR LISTED BELOW
    THIS EXAMPLE



1. To elect six (6) members to                        FOR        WITHHOLD      *Exceptions
   the Board of Directors of the                      all        AUTHORITY
   Corporation to terms expiring in                 nominees     for all
   the year set forth in parentheses                             nominees
   next to their names.                               [ ]           [ ]            [ ]

Nominees: WILLIAM T. KELLEHER, JR. (2006),
CHARLES N. POND, JR. (2006), ARLYN D. RUS (2006),
RONALD E. WEST (2006), J. MARSHALL WOLFF (2006),
BARBARA HARDING (2004)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE `EXCEPTIONS' BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*EXCEPTIONS_______________________________________________________________

2. To ratify the appointment of                       FOR         AGAINST        ABSTAIN
KPMG LLP as United's independent                      [ ]           [ ]            [ ]
auditors for the year ending
December 31, 2003.

3. At their discretion, the
proxies are authorized to consider
and vote upon such other business
as may properly come before the
Meeting or any adjournment
thereof.

                                                  CHANGE OF ADDRESS AND/
                                                  OR COMMENTS MARK HERE   [ ]

                                  Please sign exactly as your name appears hereon. When signing in a representative capacity, please give full title.

                                  Date: _________________________________ , 2003

                                        _________________________________
                                                    Signature

                                        _________________________________
                                                    Signature

                                  PLEASE MARK, SIGN, DATE AND RETURN THIS WHITE PROXY CARD PROMPTLY USING THE POSTAGE-PAID ENCLOSED ENVELOPE.

                                   IMPORTANT

Your vote is important. No matter how many shares of United common stock you own, please give UNITED your proxy FOR the election of Management's nominees for director and FOR the ratification of KPMG LLP as United's independent auditors for the year ending December 31, 2003 by signing, dating and returning UNITED's WHITE proxy card today in the postage prepaid envelope provided.

Your Board of Directors urges you NOT to return any green proxy cards you may have received from the Seidman committee.

If you have already submitted a green proxy, you may change your vote to a vote "FOR" election of Management's nominees and "FOR" the ratification of KMPG as independent auditors by signing, dating and returning UNITED'S WHITE proxy card, which must be dated after any proxy you may have submitted to the Committee. Only your last dated proxy for the Annual Meeting will count at the meeting. If any of your shares of United are held in the name of a brokerage firm, bank, nominee or other institution, only they can vote the shares and only upon receipt of your specific instructions. Please, sign, date and promptly mail the WHITE proxy card in the envelope provided by your broker, bank nominee or other institution. REMEMBER, your shares cannot be voted unless you return and signed an executed proxy card to your nominee.

If you have any questions or require additional information or assistance, please call our proxy solicitor Georgeson Shareholder Inc. at the numbers set forth below.


                          [GEORGESON SHAREHOLDER LOGO]
                          17 State Street, 10th Floor
                               New York, NY 10004

                           (800) 482-9740 (Toll Free)
              Banks and Brokerage Firms please call: 212-440-9800


                         PLEASE DETACH PROXY CARD HERE

--------------------------------------------------------------------------------

PROXY

                            UNITED NATIONAL BANCORP
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                       THE ANNUAL MEETING OF SHAREHOLDERS
                                  May 20,2003

The undersigned shareholder hereby appoints Joanne F. Herb, Charles E. Nunn and
A. Richard Abrahamian, and each of them with full powers of substitution and revocation, to act as attorneys and proxies of the undersigned and to vote on behalf of the undersigned all shares of Common Stock of United National Bancorp (the "Corporation"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 20, 2003 at 10:00 a.m. at the Raritan Valley Community College, Grand Conference Room, Route 28 & Lamington Road, North Branch, New Jersey, or at any adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote as indicated herein. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as set forth on the reverse.

THE PROXY IS REVOCABLE AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY (IF SIGNED) WILL BE VOTED FOR (1) MANAGEMENT'S SIX NOMINEES FOR DIRECTOR AND (2) RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31,2003.

         (Please sign and date this WHITE proxy on the reverse side and return it in enclosed envelope.)